UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Shareholder Proposals

Bright Horizons Family Solutions Inc. (“the Company”) did not hold an annual meeting of shareholders in 2013. In accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in the Company’s proxy materials relating to the Annual Meeting. In order for a proposal under Rule 14a-8 to be timely, it must be received by the Company’s Secretary at the principal executive offices of the Company by the close of business on March 31, 2014, which the Board of Directors has determined to be a reasonable time before the Company’s proxy statement is due to be printed and mailed. Such proposals must also comply with the Company’s Amended and Restated Bylaws (the “Bylaws”) and the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in proxy materials, and any such proposal may be omitted if not in compliance with applicable requirements.

The address of the Company’s principal executive offices is 200 Talcott Avenue South, Watertown, Massachusetts 02472.

Shareholders wishing to nominate a director or propose matters to be considered at the Annual Meeting in the manner contemplated by the Bylaws must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting. Because the Company did not hold an annual meeting of shareholders in 2013, in accordance with Section 1.2(c) of the Bylaws, to be timely, such notice must be received by the Secretary by the close of business on March 31, 2014. Such proposals must also comply with all other requirements set forth in the Bylaws and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth J. Boland
Elizabeth J. Boland
Chief Financial Officer

Date: March 20, 2014